The Dow® Target Variable Fund LLC
June 30, 2011
Section 906 Certifications

Christopher A. Carlson and R. Todd Brockman, respectively, the President and Treasurer of The Dow® Target Variable Fund LLC (the “Registrant”), each certify to the best of his knowledge and belief that:

1.	The Registrant’s report on Form N-CSR for June 30, 2011 fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

August 23, 2011	August 23, 2011
Date	Date

/s/ Christopher A. Carlson	/s/ R. Todd Brockman
Christopher A. Carlson	R. Todd Brockman
President	Treasurer
The Dow® Target Variable Fund LLC	The Dow® Target Variable Fund LLC

A signed original of this written statement required by Section 906 has been provided to The Dow® Target Variable Fund LLC and will be retained by The Dow® Target Variable Fund LLC and furnished to the Securities and Exchange Commission or its staff upon request.